UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2007

FEDERAL HOME LOAN BANK OF CHICAGO

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

111 East Wacker Drive Chicago, Illinois		60601
		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:

(312) 565-5700

Former name or former address, if changed since last report:

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On April 24, 2007, the Board of Directors ("Board") of the Federal Home Loan Bank of Chicago (the "Bank") declared a cash dividend at an annualized rate of 2.8 percent, based on the Bank's preliminary financial results for the first quarter of 2007.

The Bank is sending to its members a letter informing them of the recent declaration of dividends for the quarter ended March 31, 2007. The text of the letter is included as Exhibit 99.1 to this report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2007, upon the recommendation of the Personnel and Compensation Committee, the Board approved certain amendments to the Management Incentive Compensation Plan and Employee Severance Plan and established performance criteria for short-term incentive compensation under the Management Incentive Compensation Plan and the President's Incentive Compensation Plan. The Bank's named executive officers, as identified in its Annual Report on Form 10-K filed on March 30, 2007 ("2007 Form 10-K"), are participants in or covered under these plans. Description of these plans, prior to amendment, can be found in "Item 11 - Executive Compensation" of the Bank's 2007 Form 10-K.

The Board approved an amended Management Incentive Compensation Plan, which covers the Bank's Management Committee members including named executive officers (other than the President and CEO). The amended plan provides for the establishment of an award pool based upon the achievement of bank-wide performance criteria and performance targets. The award pool can range from 0 percent to 50 percent of the aggregate annual salaries of the Management Committee members (other than the President and CEO), with the pool target being 25 percent of the aggregate annual salaries. The President and CEO has full discretion to make awards from the pool and may consider such factors as the satisfaction of individual goals and the achievement of specific levels of job performance for the Plan year. Individual awards are approved by the Personnel and Compensation Committee of the Board. The President and CEO may also establish, subject to the approval of the Personnel and Compensation Committee, an additional bonus pool for any year from which the President and CEO may make discretionary awards.

The Board approved 2007 plan performance criteria, target values and performance targets for both the Management Incentive Compensation Plan and the President's Incentive Compensation Plan. The target values and performance criteria are: 25 percent net income after REFCORP and AHP, 25 percent return on equity after payment of REFCORP and AHP; 25 percent operating expenses; 10 percent strategic business development; 5 percent community investment participation; and 10 percent regulatory initiatives.

The Board approved an amended Employee Severance Plan which covers the named executive officers, other than the President and CEO whose severance benefit is governed by an employment agreement. The plan was amended to add maximum payouts. Under the amended plan, if a Management Committee member were to be terminated other than for cause, including a constructive discharge, that officer would be entitled to receive the greater of: (1) four weeks' base salary for each full year of completed service, but not to exceed 104 weeks of base salary or (2) one year's base salary.

The information being furnished pursuant to Items 2.02 and 5.02 on this Current Report on Form 8-K and the information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

This Current Report contains forward-looking statements which are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terminology, such as "preliminary," "anticipates," "believes," "expects," "could," "estimates," "may," "should," "will," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty, that actual results could differ materially from those expressed or implied in these forward-looking statements and that actual events could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the risk factors set forth in the Bank's periodic filings with the Securities and Exchange Commission, which are available on the Bank's Web site at www.fhlbc.com. The Bank assumes no obligation to update any forward-looking statements made in this release.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description

99.1 Letter to Members, dated April 24, 2007, from President and CEO of the Bank

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago

Date: April 24, 2007	By: /s/ Peter E. Gutzmer
Peter E. Gutzmer Executive Vice President, General Counsel and Corporate Secretary